THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                APA OPTICS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

                                October 30, 2003


Dear Cheri Podzimek:

     You are hereby notified that you have been granted an Incentive Stock Option ("Option"), pursuant to and as defined in Section 5 of the APA Optics, Inc. 1997 Stock Compensation Plan (the "Plan").

     THE EFFECTIVENESS OF THIS STOCK OPTION AGREEMENT IS CONTINGENT UPON THE COMPANY'S RECEIPT OF AN EXECUTED COPY OF THIS AGREEMENT.

     The Option granted to you is to purchase 35,000 shares of Common Stock ("Stock") of the Company at a price of $2.55 per share. The date of grant of this Option is the date of this letter, and it is the determination of the Board of Directors that on this date the fair market value of the Stock does not exceed $2.55 per share.

     Your Option is in all respects limited and conditioned by the terms of the Plan, including, but not limited to, the following:

     1. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors of the Company, which, in either case, has final and conclusive authority to administer the Plan and determine all questions arising thereunder.

     2.  Your  Option  is  exercisable  as  follows:

          a. 11,000 shares of Stock subject to the Option may be purchased on or after October 31, 2005, provided you remain employed by the Company through October 31,2005;

          b. An additional 7,000 shares of Stock subject to the Option may be purchased on or after October 31, 2006, provided you remain employed by the Company through October 31, 2006;

          c. An additional 8,000 shares of Stock subject to the Option may be purchased on or after October 31, 2007, provided you remain employed by the Company through October 31, 2007;

          d. An additional 9,000 shares of Stock subject to the Option may be purchased on or after October 31, 2008, provided you remain employed by the Company through October 31, 2008, and

     3. The Option will expire, to the extent not exercised, on October 30, 2009.

     4. The purchase price of any shares of Stock purchased pursuant to exercise of this Option may be paid in cash, by certified or cashier's check, or by transfer to the Company of shares of Stock owned by you for at least six months prior to the exercise of the Option having a fair market value, as of the date of your exercise of the Option, which is not less than the purchase price of the Stock being acquired pursuant to your Option, or any combination thereof, or by any other method authorized by the Board of Directors.

     5. In the event of termination of your employment, your Option may be exercised at any time within three months after the date of termination of your employment or until the expiration of the stated term of the Option, whichever is shorter, but only to the extent you were entitled to exercise your Option at the date of termination of your employment.

     6. In the event of termination of your employment as a result of "Disability" (as defined in the Plan), your Option may be exercised at any time within one year of such termination or until the expiration of the stated term of the Option, whichever is shorter, to the extent you were entitled to exercise the Option at the time of your Disability. In the event of your death within one year after termination of your employment as a result of Disability, your Option may be exercised at any time within one year following the date of your death or until the expiration of the stated term of the Option, whichever is shorter, by your estate or by a person who acquired the right to exercise your Option by will or by the laws of descent and distribution, but only to the extent you were entitled to exercise the Option at the time of termination of your employment.

     7. In the event of your death while you are an employee, your Option may be exercised at any time within one year after your death or until the expiration of the stated term of the Option, whichever is shorter, by your estate or by a person who acquired the right to exercise the Option by will or by the laws of descent and distribution, to the extent the Option was exercisable by you at the time of your death.

     8. You may not transfer, sell, pledge, assign, or otherwise dispose of your Option, other than at death by will or the laws of descent and distribution, and your Option during your lifetime is exercisable only by you.

     9. In the event of a "Change in Control" (as defined in the Plan), this Option shall become fully exercisable.

     10. The shares of Stock you acquire upon exercise of your Option may be subject to restrictions against transfer as set forth in Section 11 of the Plan.

     11. Unless a registration statement under the Securities Act of 1933 (and applicable state securities laws) is in effect with respect to this Option or Stock to be purchased pursuant to this Option, you agree with, and represent to, the Company that you are acquiring the Option and Stock for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Option or Stock, except as may be permitted


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
under the Plan. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Stock to you to assure at all times that it will be in compliance with applicable federal and state securities laws. Reference is made to Section 11 of the Plan in connection with restrictions on transfer and the legending of any stock certificates issued to you upon your exercise of this Option.

     The exercise of this Option and the disposition of the Stock acquired upon exercise are subject to certain tax benefits and consequences under the Internal Revenue Code of 1986, as amended (the "Code"), which you are urged to discuss with your tax adviser prior to exercise of the Option or disposition of the Stock. The Company assumes no liability for any tax consequences to you on your exercise of this Option or disposition of the Stock.

     If you dispose of the Stock in a "disqualifying disposition" (as defined in the Code), you authorize the Company to withhold all applicable state and federal withholding taxes from your other compensation or any other amounts owed to you by the Company or, alternatively, you will pay the Company any such amount. Such payment may be made by authorizing the Company to withhold shares issuable upon exercise of this Option in an amount equal in fair market value to the taxes required to be paid.

     At the time or times when you wish to exercise this Option, in whole, or in parts of not less than 100 shares, please refer to the provisions of the Plan dealing with methods and formalities of exercise of your Option.

                                           APA OPTICS. INC.


                                           By  /s/  Anil Jain
                                             ---------------------------------
                                             Its   President
                                                ------------------------------


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
                                   ACCEPTANCE


     I hereby accept the terms and provisions of the above Incentive Stock Option Agreement and acknowledge that I have received a copy of the APA OPTICS, INC. 1997 Stock Compensation Plan and agree to be bound by its terms. I also agree to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan.

Dated effective October 30, 2003



                                                    /s/ Cheri Podzimek
                                                    -------------------------
                                                    Cheri Podzimek


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